Exhibit 99.1

RH NO LONGER EXPLORING OPPORTUNISTIC $300 MILLION CONVERTIBLE NOTES OFFERING

CORTE MADERA, Calif. – December 13, 2018 – RH (NYSE: RH) today announced that it has elected to no longer explore the previously announced opportunistic $300 million convertible notes offering. RH’s current capital structure and internally-generated cash flow are more than sufficient to meet future obligations and long-term growth objectives. As such, the purpose of this financing was opportunistic and RH has determined that current market conditions are not conducive to an attractive convertible notes offering at this time.

ABOUT RH

RH (NYSE: RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail galleries, Source Books, and online at RH.com, RH Modern.com, RHBabyandChild.com, RHTeen.com, and Waterworks.com.

FORWARD-LOOKING STATEMENTS

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the Company’s expectation that its current capital structure and internally-generated cash flow are more than sufficient to meet its future obligations and long-term growth objectives, and any statements or assumptions underlying any of the foregoing. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. The forward-looking statements in this press release speak only as of the date of this press release and are subject to uncertainty and changes. Given these circumstances, you should not place undue reliance on these forward-looking statements. RH expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such forward-looking statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

CONTACT

Cammeron McLaughlin

SVP, Investor Relations & Strategy

415-945-4998

cmclaughlin@rh.com